UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 16, 2009
Date of Report (Date of earliest event reported):

NEW FRONTIER ENERGY, INC
(Exact name of registrant as specified in charter)

Colorado	0-50472	84-1530098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1789 W. Littleton Blvd. Littleton, CO 80120
(Address of principal executive offices)

(303) 730-9994
Registrant's telephone number, including area code

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of the Company accepted the resignation of Paul Laird from the positions of Chief Executive Officer and President of the Company effective as of 16 November 2009. In connection with his resignation, the Company agreed to provide Mr. Laird with three (3) months severance pay aggregating $40,000 plus payment for his accrued and unused vacation time in the aggregate amount of $ 12,922.98. In addition, the Company has agreed to pay Mr. Laird’s medical insurance premiums until November 30, 2010.  Mr. Samyak Veera, Chairman of the Board of Directors, will assume responsibility for Mr. Laird’s duties in the interim period, while the Board considers a replacement for Mr. Laird.

Mr. Laird’s letter of resignation is attached hereto as Exhibit 99.04.

Item 9.01. Financial Statements and Exhibits.

Exhibit

99.04  Resignation letter of Paul Laird

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FRONTIER ENERGY, INC.

Date: November 20, 2009	By:	/s/ Samyak Veera
Samyak Veera, Chairman of the Board